UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 16, 2004

Niku Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-28797	77-0473454
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

305 Main Street

Redwood City, California 94063

(Address of principal executive offices)

Registrant’s telephone number, including area code: (650) 298-4600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On November 16, 2004, Niku Corporation issued a press release announcing its financial results for the quarter ended October 31, 2004. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The Company believes that the presentation of non-GAAP information included in the press release may be of use to investors because the Company has historically provided such information and understands that some investors consider it useful in evaluating the Company’s on-going operations. The Company uses non-GAAP information, along with GAAP information, in evaluating the Company’s on-going operations. The non-GAAP information should be read in conjunction with the GAAP information. A reconciliation of the non-GAAP information to the GAAP information is included in the press release.

Item 9.01. Financial Statements and Exhibits.

(c) Press Release issued by Niku Corporation dated November 16, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Niku Corporation

November 16, 2004	By:	/s/ MICHAEL SHAHBAZIAN
Michael Shahbazian
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by Niku Corporation dated November 16, 2004